EXHIBIT 99.1
Unrivaled Brands Announces Settlement of Litigation and Debt

SANTA ANA, Calif., Nov. [13], 2023 (GLOBE NEWSWIRE) – Unrivaled Brands, Inc. (OTCQB: UNRV) (“Unrivaled,” “Unrivaled Brands,” or the “Company”), a cannabis company with operations throughout California is pleased to announce that it has entered into a binding settlement term sheet (the “Binding Settlement Term Sheet”) to settle an aggregate of $4.12 million of debt inclusive of interest and penalties, with third-party accredited and institutional investors, and a related motion for summary judgement brought by certain of the investors.

In January of 2021 under previous management and authorized by the Company’s then board of directors, Unrivaled agreed to sell $3.50 million in aggregate principal amount of the Company’s senior convertible promissory notes (the “Promissory Notes”) to a number of accredited investors including institutional investors. The terms of the Binding Settlement Term Sheet remain confidential but settles all Promissory Notes and amounts in controversy and stays pending litigation until dismissal upon the entering of final settlement documents.

The Company expects to record a gain on the settlement of this debt of approximately $2.37 million in its 2023 financial statements, subject to the Company’s annual financial statement audit. Upon execution of final settlement documents, all consent rights, conversion price adjustments, and restrictions on the Company from entering into significant transactions, raising funds, and executing on similarly situated corporate actions as set forth in the Promissory Notes will be extinguished.

“It is with gratitude and optimism that the Company settles another significant matter and substantial debt amount,” said Unrivaled’s Chief Executive Officer, Sabas Carrillo. He added, “We continue to be thankful to our creditors and all that have supported the turn-around of this Company.”

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Korova, an Unrivaled Brand, is known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Risks include the risk that the Company and the sellers may not ever enter into definitive documents contemplated by the term sheet discussed above and, therefore, the Company may not settle the amounts owed to the sellers on the terms described above or at all. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and

EXHIBIT 99.1
other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:
Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791